Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-71327), Registration Statement on Form S-8 (No. 333-92423), Registration Statement on Form S-8 (No. 333-104497), Registration Statement on Form S-8 (No. 333-115735), Registration Statement, including Post-Effective No. 1, on Form S-8 (No. 333-152022), Registration Statement on Form S-8 (No. 333-190406), Registration Statement on Form S-8 (No. 333-190405), Registration Statement on Form S-3ASR (No. 333-200178) and Registration Statement on Form S-3ASR (No. 333-188309), of our report dated February 17, 2016 relating to the combined and consolidated financial statements of Enable Midstream Partners, LP and subsidiaries, (collectively the "Partnership") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the combined and consolidated financial statements of Enable Midstream Partners, LP from the historical accounting records maintained by CenterPoint Energy, Inc. and its subsidiaries), appearing in this Annual Report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Houston, Texas
February 26, 2016